Exhibit 4.0

NB&T FINANCIAL GROUP, INC.

48 N. South Street

Wilmington, OH 45177

March 16, 2010

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Re: NB&T Financial Group, Inc.—Form 10-K for the fiscal year ended December 31, 2009

Ladies and Gentlemen:

NB&T Financial Group, Inc., an Ohio corporation (“NBTF”), is today filing an Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “Form 10-K”), as executed on March 16, 2010.

Pursuant to the instructions relating to the Exhibits in Item 601(b)(4)(iii) of Regulation S-K, NBTF hereby agrees to furnish the Commission, upon request, copies of instruments and agreements defining the rights of holders of its long-term debt and of the long-term debt of its consolidated subsidiaries, which are not being filed as exhibits to the Form 10-K. Such long-term debt does not exceed 10% of the total assets of NBTF and its subsidiaries on a consolidated basis.

Very truly yours,

/s/ JOHN J. LIMBERT
John J. Limbert President and CEO

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